Exhibit 10.1

EXECUTION VERSION

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is dated as of August 11, 2021 by and among Mechanical Technology, Incorporated (“MTI”), EcoChain, Inc. (“EcoChain”), and Harmattan Energy Ltd., formerly known as Soluna Technologies, Ltd. (“HEL”).

Recitals

A.          MTI, through its subsidiaries, is engaged in (i) the design, manufacture, and sale of vibration measurement and system balancing solutions, precision linear displacement sensors, instruments and system solutions, and wafer inspection tools, and (ii) cryptocurrency mining powered by renewable energy. The MTI Common Stock is currently listed on the “Nasdaq Capital Market.”

B.           EcoChain is a wholly owned subsidiary of MTI and is engaged in the business of cryptocurrency mining powered by renewable energy. EcoChain and HEL previously entered into the O&M Agreements.

C.           MTI, EcoChain, and HEL desire to terminate the O&M Agreements upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Recitals; Defined Terms.

(a)          The Recitals set forth above are true and correct in all material respects and are hereby incorporated into this Agreement by reference.

(b)         As used in this Agreement (including, but not limited to, the Recitals set forth above), the following terms have the respective meanings specified below:

“Effective Time” means 10:00 a.m. (Eastern Time) on the fifth (5th) business day following approval by MTI’s stockholders of the issuance of the Termination Shares at a special meeting of MTI’s stockholders.

“MTI Common Stock” means MTI’s common stock, par value $0.001 per share.

“O&M Agreements” means, collectively, (i) the Operating and Management Agreement dated January 13, 2020 between HEL and EcoChain, as amended or supplemented from time to time, (ii) the Operating and Management Agreement effective as of October 26, 2020 between HEL and EcoChain, as amended or supplemented from time to time, and (iii) the Project Marie O&M Agreement.

“Party” means each of MTI, EcoChain, and HEL, individually.

“Project Marie O&M Agreement” means the Operating and Management Agreement effective as of February 8, 2021 between HEL and EcoChain, as amended or supplemented from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

2.            Termination; Termination Payments; Contingent Rights Agreement.

(a)          Each of HEL and EcoChain hereby agrees that, from and after the Effective Time, each of the O&M Agreements is terminated in all respects, and neither EcoChain nor HEL shall have any further rights or obligations thereunder; provided, however, that the respective rights and obligations of the Parties under Section 3.4(c) of the Project Marie O&M Agreement shall survive such termination (subject to the terms and conditions thereof).

(b)         In consideration of the transactions contemplated by this Agreement, at the Effective Time (i) EcoChain shall tender to HEL, by wire transfer of immediately available funds, a payment in the amount of USD $725,000, (ii) MTI shall issue and deliver to HEL 150,000 shares of MTI Common Stock (collectively, the “Termination Shares”), (iii) EcoChain shall reimburse HEL for, or pay upon the direction of HEL, USD $75,000 of costs, expenses, and fees incurred by HEL in connection with the transactions contemplated by this Agreement, by wire transfer of immediately available funds, and (iv) HEL and MTI will execute and deliver an Amended and Restated Contingent Rights Agreement substantially in the form of Exhibit A attached hereto.

3.            Investment Representations; Indemnity.

(a)          HEL represents and warrants to MTI and EcoChain that the investment acknowledgements, representations, and warranties set forth on Exhibit B hereto are true and correct as of the date hereof and as of the Effective Time.

(b)          HEL shall indemnify and hold harmless MTI, EcoChain, and their respective directors, officers, stockholders, employees, affiliates, successors and assigns from and against any and all liabilities, claims, losses, demands, actions, causes of action and expenses (including reasonable attorneys’ fees, which fees and other costs shall be paid as incurred and regardless of the outcome of any proceeding) arising out of or relating to any breach (or alleged breach) by HEL of the representations and warranties set forth in Section 3(a) above.

3A.        Registration for Resale.

(a)          MTI hereby agrees to prepare and file with the SEC, as soon as practicable but in any event not later than twenty (20) days following the Effective Time, a registration statement (the “Registration Statement”), in compliance with the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale of the Termination Shares.

(b)         MTI shall (i) use commercially reasonable efforts to cause the Registration Statement to become effective, and (ii) maintain the effectiveness of the Registration Statement until the close of business on the second anniversary of the Effective Time; provided, however, that MTI’s obligations under this Section 3A shall be suspended during any period (A) when MTI shall in good faith conclude in its sole discretion, after consultation with its legal counsel, that it is advisable to suspend use of any prospectus as a result of pending corporate developments, the disclosure requirements of the securities laws, or other events deemed material by MTI, (B) when the filing or effectiveness of the Registration Statement could, in the opinion of MTI, after consultation with its financial advisors, impair MTI’s ability to pursue a financing, acquisition, or other transaction, or (C) to the extent necessary in connection with transitioning the Registration Statement from a Form S-1 to a Form S-3 or when filing a new registration statement to register the resale of the Termination Shares on Form S-3 to replace the registration of the resale of the Termination Shares on a Form S-1 (from and after the time that any such registration statement on Form S-3 has been declared effective by the SEC, the term “Registration Statement” as defined and used herein shall refer to such registration statement on Form S-3); and provided further, that no period during which the use of any prospectus or the Registration Statement shall be suspended pursuant to clause (A), (B), or (C) hereof shall continue for more than 120 days. MTI shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary in its opinion to comply with its obligations under this Section 3A.

(c)            If MTI’s obligations under this Section 3A are suspended for any reason, MTI shall promptly provide HEL with written or oral notice of both the commencement and termination of the period of suspension. After receipt of such notice, HEL hereby agrees that it shall not offer, sell, pledge, hypothecate, transfer, distribute, or otherwise dispose of, in reliance on the Registration Statement, any Termination Shares during any period in which MTI’s obligations under this Section 3A are suspended. In addition, HEL hereby acknowledges that, in order to ensure compliance with insider trading and other securities laws, MTI from time to time imposes restrictions on the trading of its securities by its directors, officers, employees, and others, and HEL hereby agrees to comply with those restrictions as long as they apply to HEL.

(d)            It shall be a condition to MTI’s obligations under this Section 3A that HEL (i) shall have promptly taken all such actions as MTI shall reasonably request in connection with the Registration Statement, and (ii) shall have provided promptly (and in any event within seven business days) such information and other materials as MTI or its counsel shall request in connection with the Registration Statement. HEL hereby represents, warrants, and agrees that all such information provided by HEL or on its behalf shall be true, complete, and correct. HEL shall comply with the Securities Act and any other law, rule, regulation, or other legal requirement applicable to any disposition of any Termination Shares pursuant to the Registration Statement. In addition, all sales of Termination Shares shall be subject to MTI’s insider trading policy as in effect from time to time.

(e)            MTI shall pay all expenses incurred by it in complying with its obligations under this Section 3A, including registration and filing fees, listing fees, printing expenses, messenger and delivery expenses, fees and expenses of MTI’s counsel, fees and expenses of MTI’s accountants, and MTI’s internal expenses. HEL shall pay all expenses incurred by it in connection with the disposition of the Termination Shares, including any broker’s fees or commissions, selling expenses, messenger and delivery expenses, and fees and expenses of any counsel retained by HEL.

(f)            MTI’s obligations under this Section 3A shall terminate on the date on which HEL may sell all Termination Shares then owned by it pursuant to Rule 144 promulgated under the Securities Act (or another similar exemption) without compliance with the volume, manner of sale, or current public information requirements thereof. HEL’s rights under this Section 3A are non-transferable except by operation of law pursuant to the acquisition or dissolution of HEL.

4.            Mutual Release.

(a)            In consideration of the transactions contemplated by this Agreement, HEL for itself and its successors and assigns does hereby fully, finally and forever release, acquit, exonerate, and discharge MTI, EcoChain. and their respective directors, officers, stockholders, managers, members, employees, agents, representatives, affiliates, successors, and assigns, of and from any and all claims, rights, duties, charges, demands, actions, causes of action, suits, controversies, damages, losses, liabilities, costs, debts, expenses, and attorneys’ fees of any and every nature whatsoever, whether matured or unmatured, fixed or contingent, known or unknown, suspected or unsuspected, which HEL ever had, now has, or may claim to have against MTI and/or EcoChain, from the beginning of time until the date of this Agreement, solely to the extent arising out of or relating to the O&M Agreements (or any of them); provided, however, that HEL does not waive any rights to enforce this Agreement.

(b)           In consideration of the transactions contemplated by this Agreement, EcoChain for itself and its successors and assigns does hereby fully, finally and forever release, acquit, exonerate, and discharge HEL and its directors, officers, stockholders, employees, agents, representatives, affiliates, successors, and assigns, of and from any and all claims, rights, duties, charges, demands, actions, causes of action, suits, controversies, damages, losses, liabilities, costs, debts, expenses, and attorneys’ fees of any and every nature whatsoever, whether matured or unmatured, fixed or contingent, known or unknown, suspected or unsuspected, which EcoChain ever had, now has, or may claim to have against HEL from the beginning of time until the date of this Agreement, solely to the extent arising out of or relating to the O&M Agreements (or any of them); provided, however, that EcoChain does not waive any rights to enforce this Agreement.

5.            Indemnity; Covenant not to Sue.

(a)       If any Party releasing (or purporting to release) claims under Section 4 above (each a “Releasing Party”) takes any action in violation of the release and discharge provided therein, the Releasing Party shall indemnify and hold harmless the Party released (or purported to be released) thereunder (each a “Released Party”) from and against any and all liabilities, claims, losses, demands, actions, causes of action and expenses (including reasonable attorneys’ fees, which fees and other costs shall be paid as incurred and regardless of the outcome of any proceeding) arising out of or in connection with any asserted, alleged, threatened or litigated claim, lawsuit, arbitration or other proceeding asserted or brought by any Releasing Party with respect to the matters released (or purported to be released) pursuant to Section 4 hereof.

(b)       Each Releasing Party covenants and agrees that it will not file, initiate, commence, institute, maintain, prosecute, aid, assist or voluntarily participate in any way in any action at law, suit in equity or other proceeding, whether administrative, judicial or otherwise, or voluntarily appear, testify or produce documents in any such action, suit or proceeding against one or more Released Parties which is based on, in whole, or in part, or which arises out of, or is connected with, the matters released (or purported to be released) pursuant to Section 4 hereof.

6.            No Subrogation.

(a)            HEL represents and warrants to MTI and EcoChain that HEL has not made or suffered any assignment, subrogation, hypothecation or other disposition by operation of law or otherwise, of any claim, right, interest, demand, obligation or cause of action stated to have been released pursuant to Section 4(a) hereof. HEL shall indemnify and hold harmless MTI and EcoChain (and all related Released Parties) from any such claim asserted by any person or entity claiming to be an assignee or subrogee of any claim, right, interest, obligation, demand or cause of action that has been released (or that is purported to be released) pursuant to Section 4(a) hereof.

(b)           EcoChain represents and warrants to HEL that EcoChain has not made or suffered any assignment, subrogation, hypothecation or other disposition by operation of law or otherwise, of any claim, right, interest, demand, obligation or cause of action stated to have been released pursuant to Section 4(b) hereof. EcoChain shall indemnify and hold harmless HEL (and all related Released Parties) from any such claim asserted by any person or entity claiming to be an assignee or subrogee of any claim, right, interest, obligation, demand or cause of action that has been released (or that is purported to be released) pursuant to Section 4(b) hereof.

7.            No Admission of Liability. The Parties acknowledge that this Agreement is being executed in order to settle and forever set at rest any and all claims and controversies of whatever nature which may exist among the Parties under the O&M Agreements, and that neither this Agreement nor the releases contained herein constitute an acknowledgment or admission of liability in any way on the part of any Party or its successors, assigns, agents, officers, directors or employees, all of whom expressly deny any liability for any and all claims of whatever nature.

8.            Notices. Any notice required or permitted by this Agreement shall be in writing and shall be made by hand delivery (with written confirmation of receipt), by nationally recognized overnight delivery service (charges prepaid), or by certified mail (return receipt requested, postage prepaid), addressed to the applicable party at such party’s address on the signature page hereto (or at such different address as may be designated by such party by written notice to the other party as provided herein). Notice shall be considered given as of the earliest of the date of actual receipt, the date of hand delivery, one (1) calendar day after delivery to an overnight delivery service, or three (3) calendar days after the date of mailing.

9.            Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws provisions. Any action, suit, or proceeding arising out of or relating to this Agreement shall be brought only in the courts of the State of New York or of the United States District Court for the Northern District of New York (if a basis for federal jurisdiction exists), and each Party hereto irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York and of the United States District Court for the Northern District of New York (if a basis for federal jurisdiction exists).

10.          Entire Agreement; Amendment; Waiver. This Agreement contains the entire understanding and agreement among the Parties with respect to the subject matter hereof, and supersedes all prior discussions and understandings (whether oral or written) between them with respect thereto. No amendment to, or modification or waiver of, any of the terms of this Agreement shall be valid unless in writing signed by the Party against whom enforcement of such amendment, modification, or waiver is sought. All schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

11.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

12.          Severability. If any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, then such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent such provision (or part thereof) is invalid, illegal, or unenforceable.

13.          Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO EACH OTHER THAT THESE WAIVERS ARE MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF THEIR CHOICE. EACH OF THE PARTIES HERETO AGREES THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION WITHOUT A JURY.

14.          Termination. This Agreement, and the respective rights and obligations of the Parties hereunder, immediately and automatically shall terminate if the Effective Time does not occur prior to 5:00 p.m. (Eastern Time) on October 31, 2021.

15.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and may be delivered via facsimile or electronic transmission.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

MTI:

Mechanical Technology, Incorporated

By:
Name: Michael Toporek
Title: Chief Executive Officer

Address:

325 Washington Avenue Extension Albany, New York 12205

EcoChain:

EcoChain, Inc.

By:
Name: Michael Toporek
Title: Chief Executive Officer

Address:

325 Washington Avenue Extension Albany, New York 12205

HEL:

Harmattan Energy Ltd.

By:
Name:
Title:

Address:

232 Madison Avenue, Suite 600 New York, New York 10016

Exhibit A

(Amended and Restated Contingent Rights Agreement)

AMENDED AND RESTATED CONTINGENT RIGHTS AGREEMENT

This AMENDED AND RESTATED CONTINGENT RIGHTS AGREEMENT (this “Agreement”), dated June [__], 2021 (the “Effective Date”), is entered into by and between Soluna Technologies, Ltd, a corporation governed by the Business Corporations Act (British Columbia) (“Soluna BC”), and Mechanical Technology, Incorporated, a New York corporation (the “MKTY”). Soluna BC and MKTY are sometimes referred to herein, individually, as a “party” and, collectively, as the “parties”.

R E C I T A L S:

WHEREAS, prior to the execution of this Agreement, Soluna BC and MKTY entered into a certain Contingent Rights Agreement dated January 13, 2020 that granted MKTY specific investment and subscription rights in both Soluna and certain wind power generation and data processing projects that were contemplated to be developed by Soluna BC and its Affiliates (the “Original Contingent Rights Agreement”);

WHEREAS, around or about the execution of this Agreement, Soluna BC and its shareholders consummated a reorganization pursuant to which a new, distinct legal entity incorporated in Delaware was created and empowered to carry on a business previously being established by Soluna BC of developing modular datacenter operations based in the United States connected with electric power generation sources, and Soluna BC continues to develop windfarm generation project(s) globally, and notably including a project in Morocco (the “Soluna Reorganization”); and

WHEREAS, in connection with the Soluna Reorganization, MKTY and Soluna BC agreed to terminate the Original Contingent Rights Agreement and to replace it with this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, including Ten and 00/100 United States Dollars ($10.00), cash-in-hand paid, and intending hereby to be legally bound, Soluna BC and MKTY hereby agree and stipulate as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1         Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For the purposes of this Agreement, “control,” when used with respect to any specified Person, means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means, as to any Person, any federal, state, municipal and local law, statute, ordinance, regulation, order, directive, policy and decision rendered by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein, including, in the case of MKTY, any requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder which shall be in effect from time to time.

“Business Day” means a day other than a Saturday, a Sunday or a day that is a nationally recognized holiday in the United States.

“Development Equity Preemptive Notice” has the meaning set forth in Section 2.2(a).

“Development Equity Purchase Price” has the meaning set forth in Section 2.2(a).

“Effective Date” means the date set forth in the Preamble.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“MKTY” has the meaning set forth in the Preamble.

“Original Contingent Rights Agreement” has the meaning set forth in the Recitals.

“party” or “parties” has the meaning set forth in the Preamble.

“Person” means any individual, joint venture, general partnership, limited partnership, limited liability company, corporation, trust, business trust, cooperative, association or other incorporated or unincorporated entity, and the heirs, executors, administrators, legal representatives, successors and assigns of that person where the context so admits.

“Phase I of the Project” means the development of the initial 100 MW of energy capacity and accompanying data center(s) associated with the Project (i.e., 0 MW – 100 MW of the Project).

“Phase I Project Financing” means a bona fide project financing supporting Phase I of the Project.

“Phase I–III Project Financing” means a bona fide project financing supporting Phase I of the Project, Phase II of the Project or Phase III of the Project.

“Phase I–III Project Financing Equity” means any capital stock, membership interest, units or other similar securities of any type whatsoever (other than debt securities not convertible into equity securities) of a Project SPV, whether authorized now or in the future, and any rights, options or warrants to purchase any such capital stock, membership interest, units or other securities of a Project SPV, including Stock Equivalents and any such rights that may become convertible into or exchangeable or exercisable for any such capital stock, membership interest, units or other securities of a Project SPV, to the extent the foregoing are issued to fund the equity portion of a Phase I–III Project Financing that is not allocated to the single lead investor or debt financing providers in respect of the applicable Phase I–III Project Financing, including, without limitation, any equity co-investment or similar right that accompanies the debt financing associated with a project financing of a Project SPV.

“Phase II of the Project” means the development of the next successive 200 MW of energy capacity and accompanying data center(s) associated with the Project, following Phase I of the Project (i.e., 100 MW – 300 MW of the Project) .

“Phase II Project Financing” means a bona fide project financing supporting Phase II of the Project.

“Phase II–III Development Equity” means any capital stock, membership interest, units or other similar securities of any type whatsoever (other than debt securities not convertible into equity securities) of a Project SPV, whether authorized now or in the future, and any rights, options or warrants to purchase any such capital stock, membership interest, units or other securities of a Project SPV, including Stock Equivalents and any such rights that may become convertible into or exchangeable or exercisable for any such capital stock, membership interest, units or other securities of a Project SPV, to the extent the foregoing are issued for the purposes of raising pre-construction capital associated with development and planning activities (e.g., feasibility studies, due diligence, permitting) with respect to Phase II of the Project or Phase III of the Project prior to the Phase II Project Financing or Phase III Project Financing, as applicable.

“Phase III of the Project” means the development of the next successive 300 MW of energy capacity and accompanying data center(s) associated with the Project following Phase II of the Project (i.e., 300 MW – 600 MW of the Project).

“Phase III Project Financing” means a bona fide project financing supporting Phase III of the Project.

“Project” means a wind power generation project and the related data processing center(s), each as sponsored by Soluna BC or its Affiliates, including all equipment, improvements and assets associated therewith, currently contemplated to be sited on land with respect to which Soluna BC has acquired development rights located in the city of Dakhla, region of Oued-Ed-Dahab, Kingdom of Morocco.

“Project Finance Equity Purchase Price” has the meaning set forth in Section 2.1(a).

“Project Financing Preemptive Notice” has the meaning set forth in Section 2.1(a).

“Project SPV” means a Subsidiary of Soluna BC formed or acquired for the purpose of owning and constructing any portion of the Project.

“Public Offering” means any underwritten public offering pursuant to a registration statement filed in accordance with the Securities Act.

“Qualified Public Offering” means the sale, in a firm commitment underwritten Public Offering led by a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, of common stock of Soluna BC having an aggregate offering value (net of underwriters’ discounts and selling commissions) of at least Fifty Million and 00/100 United States Dollars ($50,000,000.00).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Soluna BC” has the meaning set forth in the Preamble.

“Soluna Reorganization” has the meaning set forth in the Recitals.

“Stock Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for or with a value derived in whole or part from applicable capital stock, membership interest, units or other securities, and any option, warrant or other right to subscribe for, purchase or acquire the foregoing.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

1.2          Interpretation. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to “Articles” and “Sections” refer to articles and sections of this Agreement; (c) unless expressly set forth to the contrary, references to “Exhibits” refer to the exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to laws or agreements refer to such laws or agreements as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law; (e) the terms defined herein include the plural as well as the singular and vice versa; and (f) references to money refer to legal currency of the United States of America.

ARTICLE II

PRE-EMPTIVE RIGHT ON EQUITY ISSUANCES

2.1         Pre-emptive Right of Subscription for Phase I–III Project Financing Equity.

In the event that, at any time, a Project SPV shall decide to undertake an issuance of Phase I–III Project Financing Equity, Soluna BC shall, or shall cause such Project SPV to, confer in good faith with MKTY to discuss (x) the nature and structure of the applicable project financing to which the Phase I–III Project Financing Equity relates and (y) the division of relative value, asset break-out and project financing pricing in such Phase I–III Project Financing Equity as between wind power generation and data processing components. Soluna BC shall, absent MKTY written consent to the contrary, establish two (2) separate Project SPVs to conduct the financing of the wind power generation and data processing components, respectively, of the phase of the Project to which the financing relates. Promptly following the conclusion of such discussions, Soluna BC shall deliver to MKTY written notice of the applicable Project SPVs’ decision to undertake an issuance of Phase I–III Project Financing Equity. Such written notice shall describe (i) the amount, type and terms of such Phase I–III Project Financing Equity, (ii) the purchase price per security for such Phase I–III Project Financing Equity (the “Project Finance Equity Purchase Price”) to be paid by the purchasers of such Phase I–III Project Financing Equity, (iii) the identity of any single lead investor in the applicable Phase I–III Project Financing, and (iv) all other material terms upon which the Project SPVs’ have decided to issue the Phase I–III Project Financing Equity including the expected timing of such issuance, which shall in no event be less than thirty (30) days after the date upon which such notice is given (the “Project Financing Preemptive Notice”). MKTY shall have ten (10) Business Days from the date on which the Project Financing Preemptive Notice is given to agree (in MKTY’s sole and absolute discretion), by written notice to Soluna BC, to have MKTY and/or its Affiliates purchase (A) up to fifty percent (50%) of such Phase I–III Project Financing Equity related to the wind power generation components of the Project and/or (B) between fifty percent (50%) and one hundred percent (100%) of such Phase I–III Project Financing Equity related to data processing components of the Project, all upon the general terms specified in the Project Financing Preemptive Notice and stating therein the applicable quantities of Phase I–III Project Financing Equity to be purchased by MKTY and/or its Affiliates. For the avoidance of doubt, neither MKTY nor its Affiliates shall have an obligation to purchase the foregoing Phase I–III Project Financing Equity. In the event that in connection with such a proposed issuance of Phase I–III Project Financing Equity, MKTY shall not give such written notice to Soluna BC within such ten (10) Business Day period, MKTY and its Affiliates shall, for all purposes of this Section 2.1(a), be deemed to have refused (in that particular instance only) to purchase any of such Phase I–III Project Financing Equity and to have waived (in that particular instance only) all of its rights under this Section 2.1(a) to purchase any of such Phase I–III Project Financing Equity. Any Phase I–III Project Financing Equity issued pursuant to this Section 2.1 shall be acquired by MKTY and/or its Affiliates (as applicable) making payment to the appropriate Project SPV(s), as applicable, therefor at the closing with respect to the project financing to which the Phase I–III Project Financing Equity relates.

(b)               In the event and to the extent that such Phase I–III Project Financing Equity contemplated by this Section 2.1 is not acquired by MKTY or its Affiliates, the applicable Project SPVs shall be free to issue such Phase I–III Project Financing Equity to any Person; provided, that (x) the price per security of Phase I–III Project Financing Equity at which such Phase I–III Project Financing Equity is being issued to and purchased by such Person is equal to or greater than the Project Finance Equity Purchase Price and (y) the other terms and conditions pursuant to which such Person purchases such Phase I–III Project Financing Equity are not more favorable to the investor, in the aggregate, than the terms set forth in the Project Financing Preemptive Notice.

(c)               Notwithstanding anything in this Section 2.1 to the contrary, the following shall apply with respect to any purchase or contemplated purchase of Phase I–III Project Financing Equity by MKTY or its Affiliates pursuant to this Section 2.1: In the event MKTY and/or its Affiliates agree to purchase Phase I–III Project Financing Equity pursuant to Section 2.1(a) and the closing with respect to MKTY’s or the Affiliate’s purchase thereof is not consummated within one hundred eighty (180) days after the date of the Project Financing Preemptive Notice, then following such one hundred eighty (180) day period MKTY and/or its Affiliate(s) (as applicable) may, by written notice to Soluna BC, unilaterally terminate the applicable election to purchase the relevant Phase I–III Project Financing Equity. Following any such termination, MKTY and/or its Affiliates (as applicable) shall have no obligation or liability to Soluna BC or any Project SPV with respect to the applicable Phase I–III Project Financing Equity previously elected to be purchased by MKTY and/or its Affiliates.

2.2         Pre-emptive Right of Subscription for Phase II–III Development Equity.

(a)               In the event that, at any time, a Project SPV shall decide to undertake an issuance of Phase II–III Development Equity, Soluna BC shall, or shall cause such Project SPV to, confer in good faith with MKTY to discuss the nature and structure of the applicable financing to which the Phase II–III Development Equity relates. Promptly following the conclusion of such discussions, Soluna BC shall deliver to MKTY written notice of the applicable Project SPVs’ decision to undertake an issuance of Phase II–III Development Equity. Such written notice shall describe (i) the amount, type and terms of such Phase II–III Development Equity, (ii) the purchase price per security for such Phase II–III Development Equity (the “Development Equity Purchase Price”) to be paid by the purchasers of such Phase II–III Development Equity, (iii) the identity of any prospective or desired lead investor in the applicable Phase II–III Development Equity, and (iv) all other material terms upon which the Project SPVs have decided to issue the Phase II–III Development Equity including the expected timing of such issuance, which shall in no event be less than thirty (30) days after the date upon which such notice is given (the “Development Equity Preemptive Notice”). MKTY shall have ten (10) Business Days from the date on which the Development Equity Preemptive Notice is given to agree (in MKTY’s sole and absolute discretion) by written notice to Soluna BC to have MKTY and/or its Affiliates purchase between fifty percent (50%) and one hundred percent (100%) of such Phase II–III Development Equity upon the general terms specified in the Development Equity Preemptive Notice, stating therein the applicable quantities of Phase II–III Development Equity to be purchased by MKTY and/or its Affiliates. For the avoidance of doubt, neither MKTY nor its Affiliates shall have an obligation to purchase the foregoing Phase II–III Development Equity. In the event that in connection with such a proposed issuance of Phase II–III Development Equity, MKTY shall not give such written notice to Soluna BC within such ten (10) Business Day period, MKTY and its Affiliates shall, for all purposes of this Section 2.2(a), be deemed to have refused (in that particular instance only) to purchase any of such Phase II–III Development Equity and to have waived (in that particular instance only) all of its rights under this Section 2.2(a) to purchase any of such Phase II–III Development Equity. Any Phase II–III Development Equity issued pursuant to this Section 2.2 shall be acquired by MKTY and/or its Affiliates (as applicable) making payment to the appropriate Project SPV(s), as applicable, therefor at the closing with respect to the financing to which the Phase II–III Development Equity relates.

(b)               In the event and to the extent that such Phase II–III Development Equity contemplated by this Section 2.2 is not acquired by MKTY or its Affiliates, the applicable Project SPVs shall be free to issue such Phase II–III Development Equity to any Person; provided, that (x) the price per security of Phase II–III Development Equity at which such Phase II–III Development Equity is being issued to and purchased by such Person is equal to or greater than the Development Equity Purchase Price and (y) the other terms and conditions pursuant to which such Person purchases such Phase II–III Development Equity are not more favorable to the investor, in the aggregate, than the terms set forth in the Development Equity Preemptive Notice.

(c)                Notwithstanding anything in this Section 2.2 to the contrary, the following shall apply with respect to any purchase or contemplated purchase of Phase II–III Development Equity by MKTY and/or its Affiliates pursuant to this Section 2.2: In the event MKTY and/or its Affiliates agree to purchase Phase II–III Development Equity pursuant to Section 2.2(a) and the closing with respect to MKTY’s or the Affiliate’s purchase thereof is not consummated within one hundred eighty (180) days after the date of the Development Equity Preemptive Notice, then following such one hundred eighty (180) day period MKTY and/or its Affiliates (as applicable) may, by written notice to Soluna BC, unilaterally terminate the applicable election to purchase the relevant Phase II–III Development Equity. Following any such termination, MKTY and/or its Affiliates (as applicable) shall have no obligation or liability to Soluna BC or any Project SPV with respect to the applicable Phase II–III Development Equity previously elected to be purchased by MKTY and/or its Affiliates.

ARTICLE III

TERMINATION OF PRIOR AGREEMENT

3.1         Termination of Original Contingent Rights Agreement. The Original Contingent Rights Agreement is hereby terminated and replaced with this Agreement.

ARTICLE IV

MISCELLANEOUS PROVISIONS

4.1         Project SPVs. Notwithstanding anything else herein to the contrary, Soluna BC shall and shall cause its Affiliates to, absent MKTY consent to the contrary, conduct all debt and equity financings and issuances with respect to Phase I of the Project, Phase II of the Project and Phase III of the Project through Project SPVs so as to properly effectuate the purpose and intent of this Agreement. The foregoing shall include all issuances of Phase I–III Project Financing Equity and Phase II–III Development Equity.

4.2         Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to either party or any circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to the other party or other circumstances is not affected thereby, and (b) the parties shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the parties in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

4.3         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, permitted successors and assigns.

4.4         Waiver. No waiver by either party of any default by the other party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the other party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the other party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

4.5         Amendment. This Agreement may not be modified or amended except by written agreement of the parties.

4.6         Headings. The headings contained in this Agreement are for convenience of reference only and do not constitute part of this Agreement.

4.7         Further Assurances. Each of the parties agrees to use all reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement.

4.8         Assignment. Either party may transfer its rights and obligations hereunder to another entity only with the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, that MKTY may transfer its rights and obligations hereunder to an Affiliate upon written notice to Soluna BC, without the prior written consent of Soluna BC.

4.9         Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the relationship hereunder and supersede all provisions and concepts contained in all prior contracts or agreements between the parties with respect to such relationship, whether oral or written.

4.10       Counterparts. This Agreement may be executed by electronic signature in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

4.11       Remedies. Except as expressly provided herein, the remedies created by this Agreement are cumulative and in addition to any other remedies otherwise available at law or in equity. The parties agree that irreparable damage would occur if any provision of this Agreement (including, without limitation, Section 4.1) were not performed in accordance with the terms hereof and that the parties shall be entitled to equitable relief, including injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

4.12       Survival. This Agreement, and the terms and provisions hereof, shall survive until the consummation of a Qualified Public Offering by Soluna BC.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth in this Agreement.

Soluna BC:

SOLUNA TECHNOLGIES LTD.

By:
Name:	John Belizaire
Title:	CEO

MKTY:

MECHANICAL TECHNOLOGY, INCORPORATED

By:
Name:	Michael Toporek
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Contingent Rights Agreement]

Exhibit B

(Investment Representations)

Capitalized terms used in this Exhibit B but not defined herein have the respective meanings specified in the foregoing Termination Agreement.

HEL represents, warrants, and acknowledges to MTI and EcoChain that:

1.             HEL acknowledges that the offer and sale of the Termination Shares by MTI and EcoChain have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws (the “State Acts”), MTI has not agreed to register the offer and sale of the Termination Shares in accordance with the provisions of the Securities Act or any State Acts, and MTI has not agreed to comply with any exemption under the Securities Act or the State Acts for the resale of the Termination Shares. HEL understands that MTI is under no obligation to register the resale of the Termination Shares on behalf of HEL or to assist HEL in complying with any exemption from registration, except as otherwise expressly agreed.

2.             HEL acknowledges that the offer and sale of the Termination Shares by MTI and EcoChain have not been registered under the Securities Act or under the State Acts pursuant to exemptions therefrom for nonpublic offerings in reliance upon, among other things, the representations and warranties made by HEL herein, and that a breach of such representations and warranties could cause MTI to not qualify for such exemptions.

3.             HEL acknowledges that any assignment, sale, transfer, exchange, or other disposition of the Termination Shares may be made only in compliance with the Securities Act and the State Acts, and that MTI may, from time to time, make stop transfer notations in MTI’s records to ensure compliance with the Securities Act and any applicable State Acts.

4.             HEL has satisfied itself as to the full observance of the laws of Canada (and any political subdivision thereof) in connection with any offer or sale of the Termination Shares, including (i) the legal requirements within Canada (or any political subdivision thereof) for the acquisition of the Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, sale, or transfer of the Termination Shares. HEL’s acquisition and continued beneficial ownership of the Termination Shares will not violate any applicable securities or other laws of Canada (or any political subdivision thereof).

5.             HEL acknowledges that the Termination Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act because they are being acquired from MTI in a transaction not involving a public offering, and under the federal securities laws and applicable regulations the Termination Shares may be resold, assigned, pledged, exchanged, hypothecated, or otherwise transferred without registration under the Securities Act only in certain limited circumstances. In this regard, HEL understands the provisions of Rule 144 promulgated under the Securities Act and the requirements it must comply with in order to resell any Termination Shares thereunder.

6.             HEL acknowledges that all certificates representing the Termination Shares issued to or to the order of HEL will bear a legend in substantially the following form (as well as any legend required by applicable State Acts):

HEL acknowledges that THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), NOR IS SUCH REGISTRATION CONTEMPLATED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, PLEDGED, EXCHANGED, HYPOTHECATED, TRANSFERRED, OR OTHERWISE DISPOSED OF (WHETHER OR NOT FOR CONSIDERATION), IN WHOLE OR IN PART, UNLESS REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE ACTS OR UNLESS, IN THE OPINION OF COUNSEL FOR (OR REASONABLY SATISFACTORY TO) THE ISSUER, REGISTRATION UNDER THE SECURITIES ACT AND/OR THE STATE ACTS IS NOT REQUIRED.

7.             Neither HEL nor any of its equity owners is subject to a “Bad Actor” disqualification as set forth in Rule 506(d)(1) of Regulation D promulgated under the Securities Act.

8.             HEL is acquiring the Termination Shares as principal for its own account, not for the account of any other person or entity, solely for investment, and not with any view to resale or distribution thereof. No one other than HEL will have any interest in, or any right to acquire, the Termination Shares or any part thereof, nor does anyone other than HEL have any interest in this subscription, and HEL does not presently have any agreement, plan, or understanding, directly or indirectly, with any person or entity to distribute or effect any distribution of any of the Shares (or any securities that are derivatives thereof) to or through any person or entity.

9.             HEL: (i) is willing and able to bear the economic and other risks associated with its investment in the Termination Shares, including, but not limited to, the risk of losing its entire investment in MTI; (ii) is able to hold the Termination Shares for an indefinite period of time; (iii) is able to bear the economic risk of an investment in, and is able to afford a complete loss of its investment in, the Termination Shares; (iv) has adequate net worth and means of providing for its current needs and possible contingencies; and (v) has no need for liquidity in the Termination Shares. Further, HEL understands that no representation is being made as to the future trading value or trading volume of the MTI Common Stock.

10.           HEL has such knowledge, sophistication, and experience in financial and business matters such that HEL is capable of evaluating the merits and risks of an investment in MTI, and its decision with respect to its investment in the Termination Shares is being directed by a person who similarly has such knowledge, sophistication, and experience in financial and business matters such that he or she is capable of evaluating the merits and risks of an investment in MTI. Such knowledge, sophistication, and experience and the manner in which they were gained are detailed in a purchaser representative questionnaire delivered to MTI on the date hereof. HEL is capable of protecting its own interests in connection with its investment and has experience as an investor in securities of companies like MTI.

11.           The address furnished by HEL on the signature page to the foregoing Termination Agreement is HEL’s principal place of business.

12.           HEL acknowledges that in the future, MTI may issue additional shares of capital stock and/or securities convertible into or exchangeable for shares of MTI’s capital stock. The issuance by MTI of additional shares of capital stock, or securities convertible into or exchangeable for MTI’s capital stock, will have the effect of diluting HEL’s interest in MTI.

13.           HEL acknowledges that no governmental agency has passed on or made any recommendation or endorsement of the Termination Shares or made any finding or determination as to the fairness of HEL’s investment therein. Any representation to the contrary is a criminal offense.